Exhibit 10.9

ANNUAL BONUS PROGRAM
FOR ESSENT US HOLDINGS, INC.  AND ITS SUBSIDIARIES

NOTICE OF RESTRICTED SHARE BONUS AWARD

Essent Group Ltd. (the “Company”) has granted you (the “Participant”) the following award of restricted shares pursuant to the attached Restricted Share Bonus Agreement (the “Agreement”):

Name of Participant:

Number of Restricted Shares Granted:	[ ] Class A Common Shares, $10 original issue price, in the capital of the Company (the “Restricted Shares”)

Effective Date of Grant:

Vesting Schedule:

Subject to Section 4 of the Agreement, the Restricted Shares will vest in three installments on the following dates, conditioned upon the Participant’s continued employment with Essent US Holdings, Inc. or its subsidiaries or affiliates, as of each vesting date:

	Vesting Date	Restricted Shares Vesting
	January 1, 201	33.33%
	January 1, 201	33.33%
	January 1, 201	33.34%

By your signature below, you agree and acknowledge that the Restricted Shares are granted under and governed by the terms and conditions of this Notice and the Agreement, which is incorporated herein by reference, and that you have been provided a copy of this Notice and the Agreement, and you further agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement.

PARTICIPANT

By:
Print Name:
Date:
Address:

ANNUAL BONUS PROGRAM
FOR ESSENT US HOLDINGS, INC. AND ITS SUBSIDIARIES

RESTRICTED SHARE BONUS AGREEMENT

1.                                      Grant of Restricted Shares.  On the terms and conditions set forth in the Notice of Restricted Share Bonus Award (the “Notice”) and this Restricted Share Bonus Agreement (this “Agreement”), Essent Group Ltd., a Bermuda company (the “Company”) grants to the Participant on the Effective Date the “Restricted Shares” set forth in the Notice.  Certificates issued in respect of unvested Restricted Shares shall be registered in the name of the Participant and deposited by the Participant, together with a share power endorsed in blank, with the Company.  Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings set forth in Appendix A, attached hereto.

2.                                      Vesting.  The Restricted Shares shall vest in accordance with the vesting schedule set forth in the Notice and with the applicable provisions of this Agreement.

3.                                      Termination of Employment.  Except as otherwise provided in any employment agreement between the Participant and Essent US Holdings, Inc. or any of its subsidiaries or Affiliates (“US Holdco”), if the Participant’s employment with US Holdco terminates during the Period of Restriction for any reason whatsoever, all unvested Restricted Shares subject to this Share Bonus Award shall be forfeited as of the date of such termination.

4.                                      Sale Transaction.  The Committee shall have the discretionary authority to provide that the unvested Restricted Shares shall immediately vest and that all repurchase rights of the Company with respect thereto shall terminate in the event of any Sale Transaction.  All of the unvested Restricted Shares shall vest if in connection with a Sale Transaction the Participant’s employment is terminated by US Holdco other than for Cause.

5.                                      Authorization to Return Forfeited Shares.  The Participant authorizes the Company or its designee to return to the Company all certificates representing vested Restricted Shares which are forfeited pursuant to this Agreement together with share powers duly executed in blank.  Certificates representing unvested Restricted Shares shall be deposited with and held by the Company in accordance with Section 1.

6.                                      Distribution.

(a)                                 The Company shall deliver to the Participant one Share for each vested Restricted Share, less any Shares withheld in accordance with the provisions of Section 13.  Any fractional share will be to the nearest 5th decimal place.

(b)                                 Except as otherwise provided in this Agreement, Restricted Shares shall be distributed to the Participant as soon as practicable after the date such Restricted Shares become vested.

(c)                                  When vested Restricted Shares are distributed, the Company shall issue certificates in the Participant’s name for such shares.  However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to the Participant, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves, provided however, that the Company shall correct such mistakes or errors in a reasonable period of time after it has notice of the mistake.

(d)                                 In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing or in the event of a change in applicable accounting rules, the Committee shall make such substitutions or adjustments in the terms of the Restricted Shares as it shall determine to be necessary to equitably reflect such event, provided that, any such adjustments or substitutions shall not cause a violation of Section 409A of the Code.  Any new or additional or different Restricted Shares granted pursuant to this paragraph (d) shall thereupon be subject to all of the terms, conditions and restrictions herein applicable to the prior issuance of Restricted Shares pursuant to this Agreement and the Notice.

7.                                      No Right to Continued Employment.  The granting of Restricted Shares evidenced by the Notice and this Agreement shall impose no obligation on the Company, US Holdco or any of their subsidiaries or Affiliates to continue the employment of the Participant and shall not lessen or affect US Holdco’s or any Affiliate’s right to terminate the employment of the Participant with or without Cause.

8.                                      Other Benefit Plans.  The Share Bonus Award granted hereunder shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or any Affiliate or under any agreement between the Company or any Affiliate and the Participant, unless such plan or agreement specifically provides otherwise.

9.                                      Legend on Certificates.  The certificates representing the Shares distributed in settlement of Restricted Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable or the rules, regulations, and other requirements of the United States Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

10.                               Repurchase Right.  The Company shall have the right to repurchase the vested Restricted Shares upon the voluntary or involuntary termination of the Participant’s employment with US Holdco for any reason by giving written notice upon or at any time within ninety (90) days after the date of termination (“Call Notice”).  The repurchase price shall equal the Fair Market Value of the vested Restricted Shares as of the Determination Date.  The “Determination Date” is the later of (i) the date of the receipt of the Call Notice or (ii) the date which is six (6) months after the date the individual Restricted Shares have vested.  The Company’s repurchase right shall terminate upon the consummation of a Qualified

Public Offering.

11.                               Beneficiary Designation.  The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any vested Restricted Shares under this Agreement are to be distributed in case of the Participant’s death before the Participant receives any or all of such Shares.  Such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing during the Participant’s lifetime with the Committee.  In the absence of any such designation, vested Shares not distributed at the time of the Participant’s death shall be paid to the Participant’s estate.

12.                               Transferability.  Restricted Shares may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution and in accordance with the terms of the Shareholders Agreement, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, however, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

13.                               Withholding.  As a condition to the receipt of Shares upon vesting, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding obligations that may arise in connection with such Shares.  The Participant shall have the option pursuant to the Election Form attached hereto as Exhibit A to pay the minimum statutory withholding amount (based on minimum statutory withholding rates for federal, state and local tax purposes, including payroll taxes) by delivery of a check (or such other means permitted by the Company) at such time as is required by the Company or by the withholding of such Shares having an aggregate Fair Market Value equal to such minimum statutory withholding.  If the Participant does not make an election, the Participant’s acceptance of this Share Bonus Award constitutes the Participant’s instruction and authorization to the Company to withhold from Restricted Shares that vest a number of such Shares having an aggregate Fair Market Value equal to the minimum statutory withholding.

14.                               Section 83(b) Election.  The Participant hereby acknowledges that the Participant may file an election pursuant to Section 83(b) of the Code to be taxed currently on the Fair Market Value of the Restricted Shares (less any purchase price paid for the Shares), provided that such election must be filed with the Internal Revenue Service no later than thirty (30) days after the grant of such Restricted Shares.  The Participant will seek the advice of the Participant’s own tax advisors as to the advisability of making such a Section 83(b) election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences of this Share Bonus Award under federal, state and any other local laws that may be applicable.  US Holdco, the Company and its Affiliates and agents have not and are not providing any tax advice to the Participant.  The Participant acknowledges and agrees that US Holdco and the Company shall bear no responsibility or liability for any adverse tax consequences to the Participant relating to Section 83(b) of the Code or to the making of (or any failure to make) an election pursuant to Section 83(b) of the Code with respect to the Restricted Shares.

15.                               Modification or Amendments.  This Agreement may only be modified or amended by written agreement executed by the parties hereto; provided, however, that the adjustments permitted in Section 6(d) of this Agreement may be made without such written agreement.

16.                               Securities Laws.  Upon the acquisition of any Shares pursuant to settlement of Restricted Shares, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

17.                               Right of Offset.  The Company shall have the right to offset against the obligation to deliver share certificates to the Participant any outstanding amounts then owed to the Company.

18.                               Successors and Assigns.  The terms and conditions set forth in the Notice and this Agreement shall be binding on all successors and assigns of the Company and the Participant, including without limitation, the estate of the Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

19.                               Conflict.  In the event of any conflict between this Agreement and any applicable employment agreement, the terms of the employment agreement shall control.

20.                               Notices.  Any notice necessary under this Agreement shall be addressed to the Company in care of its secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other.  Any such notice shall be deemed effective upon receipt thereof by the addressee.

21.                               Governing Law and Severability.  This Agreement shall be governed by and construed in accordance with the laws of New York, without regard to conflicts of laws principles.  The Committee may, in its sole discretion, amend the terms of this Share Bonus Award in order (i) to comply with United States Federal law or the rules of any securities exchange in the United States or (ii) if the Participant resides or works outside the United States of America, to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for the Participant, the Company or any Affiliate.  In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

22.                               Dividends and Custody.  The Restricted Shares subject to this Share Bonus Award shall be registered in the name of the Participant and held in the Company’s custody during the Period of Restriction.  Dividends paid with respect to the Restricted Shares during the

Period of Restriction will be held by the Company, or a depository appointed by the Committee, for the Participant’s account.  All cash or share dividends so held shall initially be subject to forfeiture, but shall become non-forfeitable and payable, or forfeitable, as the case may be at the same times, and in the same proportion, as applies with respect to the lapse of restrictions on the underlying Restricted Shares.

23.                               Arbitration.  In the event of any controversy between the Participant and the Company arising out of, or relating to, the Notice, this Agreement or this Share Bonus Award granted hereunder which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator.  If the parties are unable to agree on the selection of an arbitrator, then either the Participant or the Company may petition the American Arbitration Association for the appointment of the arbitrator, which appointment shall be made within ten (10) days of the petition therefor.  Either party to the dispute may institute such arbitration proceeding by giving written notice to the other party.  A hearing shall be held by the arbitrator in New York, New York, as agreed by the parties within thirty (30) days of his or her appointment.  The decision of the arbitrator shall be final and binding upon the parties and shall be rendered pursuant to a written decision that contains a detailed recital of the arbitrator’s reasoning.  Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

24.                               Shareholders Agreement.  The Participant shall,  on the date of this Agreement, become a party to the Shareholders Agreement and agrees to be bound by all the terms and conditions set forth therein.

25.                               Signature in Counterparts.  The Notice may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

APPENDIX A
Definitions

The following capitalized terms used in this Agreement have the respective meanings set forth in this Appendix A:

(a)                                 “Affiliate” shall have the meaning ascribed to such term in the Shareholders Agreement.

(b)                                 “Board” means the Board of Directors of the Company.

(c)                                  “Cause” means “cause” as defined in any employment agreement between the Participant and US Holdco (or, if applicable, the Affiliate employing the Participant) or if the Participant is not a party to an employment agreement or “cause” is not defined therein, Cause shall mean the Participant:

(i)            has materially breached, failed, neglected or refused to perform his duties under any agreement to which the Participant and US Holdco (or, if applicable, the Affiliate employing the Participant) are parties including any provisions relating to confidentiality, non-competition and non-solicitation;

(ii)           has engaged in malfeasance, misappropriation, fraud, dishonesty or gross misconduct in the performance of his duties to US Holdco (or, if applicable, the Affiliate employing the Participant) and such act has the effect of injuring the business or reputation of US Holdco or any of its Affiliates;

(iii)          has materially violated any US Holdco or Affiliate policies and practices; or

(iv)          has been convicted of or plead guilty or no contest to a crime involving moral turpitude or a felony.

(d)                                 “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

(e)                                  “Committee” means the compensation committee of the Board.

(f)                                   “Effective Date” means the date as of which the awarding of Shares under this Share Bonus Award is approved and determined to be effective and designated in a resolution by the Committee and is granted as set forth in the Notice.

(g)                                  “Fair Market Value” means, on a given date (i) if there is a public market for the Shares on such date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “NASDAQ”), or, if no sale of Shares shall have been reported on the Composite Tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used; provided that, in connection with the grant of this Share Bonus Award on the date of completion of a Qualified Public Offering of the Shares, the Fair Market Value on such date shall be the public offering price, and (ii) if there is not a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith after taking into account such factors as the Committee shall deem appropriate, or as otherwise agreed to by the Company and the Participant.

(h)                                 “Participant” means the individual named in the Notice to whom this Share Bonus Award is granted.

(i)                                     “Period of Restriction” means the period in which any Restricted Shares are not vested.

(j)                                    “Qualified Public Offering” means a firm commitment underwritten public offering of Class B-1 Common Shares registered under the United States Securities Act of 1933, as amended, (i) at a public offering price of not less than $15 per share (as adjusted for any share dividends, combinations, share splits, recapitalizations and similar events with respect to such shares) or (ii) resulting in net proceeds to the Company of not less than $150,000,000, in each case after which the Class B-1 Common Shares are listed on a national securities exchange or traded in the NASDAQ Stock Market.

(k)                                 “Sale Transaction” means (a) any acquisition of the Company by another person or entity (or group of persons or entities) by means of any transaction or series of transactions (including, without limitation, any reorganization, consolidation, amalgamation or merger of the Company with or into any other entity) (i) in which the holders of the Company’s outstanding shares immediately before the first such transaction do not, immediately after any other such transaction, retain shares or other equity interests representing at least fifty percent of the voting power of the surviving entity of such transaction or (ii) after which any such person or entity and its affiliates hold more than fifty percent of the voting power of the Company’s outstanding shares or (b) any sale, conveyance or disposition of all or substantially all of the assets of the Company to an entity which is not controlled by the Company and is not controlled by the Company’s then existing shareholders.

(l)                                     “Share Bonus Award” means the grant of Restricted Shares to the Participant named in the Notice.

(m)                             “Shareholders Agreement” means the Shareholders Agreement dated as of February 6, 2009 among the Company and the shareholders named therein, as the same may be amended, supplemented, modified or restated from time to time.

(n)                                 “Shares” means the Class A Common Shares, $.01 par value per share, in the capital of the Company.

EXHIBIT A

ELECTION FORM

TO:  Lawrence McAlee

As provided in Section 13 of the Restricted Share Bonus Agreement, I hereby elect to pay any required tax withholding obligation as a result of the vesting of Restricted Shares awarded pursuant to the Notice of Restricted Share Bonus Award and the Restricted Share Bonus Agreement to which this Election Form constitutes a part by:

☐            Delivery of a check (or such other means permitted by the Company) for the amount of such withholding obligation at the time required by the Company

☐            The withholding of the required tax withholding amount from the Shares to be issued to me upon vesting of such Restricted Shares

Executed this day of , 20 .

Signature

Print Name